[LOGO] MOYE, GILES, O'KEEFE,
                                 VERMEIRE & GORRELL LLP
                                 ATTORNEYS

29TH FLOOR
1225 SEVENTEENTH STREET                              EDWARD F. O'KEEFE, P.C.
DENVER, COLORADO 80202-5529                          DIRECT DIAL (303) 292-7912
(303) 292-2900  FAX (303) 292-4510
HTTP://WWW.MGOVG.COM


                                February 19, 1998


Founders Funds, Inc.
2930 East Third Avenue
Denver, Colorado  80206

Gentlemen:

          This is in response to your request for our opinion as to certain matters with respect to the shares of capital stock ($0.01 par value per share) of Founders Funds, Inc. (the "Fund").

          We have examined the articles of incorporation of Founders Funds, Inc. as filed for record with the State Department of Assessments and Taxation of the State of Maryland on June 19, 1987; articles of merger merging Founders Special Fund, Inc. (a Delaware corporation) into Founders Funds, Inc., filed on August 26, 1987; Articles of Transfer of Founders Money Market Funds, Inc. (a Maryland corporation) and Founders Funds, Inc., filed on November 25, 1987; Articles of Transfer of Founders Equity Income Fund, Inc. (a Maryland corporation) and Founders Funds, Inc., filed on November 25, 1987; Articles of Transfer of Founders Growth Fund, Inc. (a Maryland corporation) and Founders Funds, Inc., filed on November 25, 1987; Articles of Transfer of Founders Frontier Fund, Inc. (a Maryland corporation) and Founders Funds, Inc., filed on November 25, 1987; Articles Supplementary of Founders Funds, Inc., filed on November 25, 1987;
Articles  Supplementary  of Founders  Funds,  Inc.,  filed on February 25, 1988;
Articles Supplementary of Founders Funds, Inc., filed on December 12, 1989; Articles Supplementary of Founders Funds, Inc., filed on May 3, 1990; Articles Supplementary of Founders Funds, Inc., filed on September 22, 1993; Articles
Supplementary of Founders Funds, Inc., filed on December 27, 1995; Articles Supplementary of Founders Funds, Inc., filed on October 21, 1996; and Articles Supplementary of Founders Funds, Inc., filed on April 9, 1997; the Fund's bylaws; the Fund's minute books setting forth, among other matters, the actions taken by the board of directors authorizing the issuance and sale of the Fund's capital stock and related acts and procedures; the Fund's registration statements including all exhibits thereto; and have made such other examination as deemed necessary in the premises.

          Based upon our examination, we are of the opinion that Founders Funds, Inc. is a corporation duly organized and existing under and by virtue of the laws of the State of Maryland, with full power to issue its shares of capital stock. Said shares, up to the maximum amount hereinafter indicated, when issued and sold in the manner and on the terms set forth in the registration statement, will be legally and validly issued, fully paid and non-assessable shares of the corporation of the par value of $0.01 per share. The maximum number of shares which has

                              MOYE, GILES, O'KEEFE,
                             VERMEIRE & GORRELL LLP

Founders Funds, Inc.
February 19, 1998
Page 2


been authorized by the Fund, and thus the maximum number which may legally and validly be issued, is three billion shares of such capital stock, to be allocated among the series portfolios of the Fund in accordance with the following table. The table further discloses the approximate numbers of shares of the capital stock of each series portfolio which are currently issued and outstanding. Assuming that such shares were issued and sold in the manner and on the terms set forth in the registration statement, we are of the opinion that such shares, when issued, were legally and validly issued, fully paid and non-assessable shares of the corporation.

                                                      Currently Issued and
                                   Authorized         Outstanding Capital
     SERIES PORTFOLIO              CAPITAL STOCK      STOCK (APPROXIMATE)
     ----------------              -------------      -------------------

     Discovery Fund                  100,000,000         10,089,433.813
     Frontier Fund                   100,000,000          7,522,583.424
     Passport Fund                   100,000,000          8,638,213.984
     Special Fund                    180,000,000         41,604,545.008
     International Equity Fund       100,000,000          1,314,581.847
     Worldwide Growth Fund           100,000,000         14,139,244.432
     Growth Fund                     400,000,000        105,191,321.021
     Blue Chip Fund                  400,000,000         77,315,734.290
     Balanced Fund                   500,000,000         90,809,951.308
     Government Securities Fund       20,000,000          1,407,057.866
     Money Market Fund             1,000,000,000         97,894,989.680
                                  ==============       ================

          Total                    3,000,000,000        455,927,656.673

          We  hereby   consent  to  the  use  of  this  opinion  in  the  Fund's
registration statement or any amendment thereof and further consent to the reference to our name therein.

                                          Very truly yours,

                                          MOYE, GILES, O'KEEFE,
                                           VERMEIRE & GORRELL LLP

                                          By:  Edward F. O'Keefe, P.C.


                                          By:  /S/Edward F. O'Keefe
                                             ----------------------------------
                                               Edward F. O'Keefe, President
EFO/ljc